UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2005

                                                           Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

California	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109

(Address of principal executive offices)

Registrant’s telephone number, including area code     (415) 421-7900

                                                 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 18, 2005, at the 2005 Annual Meeting of Shareholders of Williams-Sonoma, Inc. (the “Company”), the shareholders approved an amendment and restatement of the Company’s 2001 Incentive Bonus Plan (the “Plan”), which is effective as of January 25, 2006. A copy of the Plan is attached as Exhibit 10.1 hereto.

The amendment and restatement allows the Company to continue to use the Plan to achieve the Company’s goals and to continue to receive a federal income tax deduction for certain compensation paid under the Plan. The Plan allows executive officers, including the Company’s Chief Executive Officer and its next four most highly compensated employees, to earn bonuses under the Plan based on the achievement of objective performance goals.

The Plan is administered by the Compensation Committee of the Company’s Board of Directors, which establishes the target award for each participant for each award period. The maximum award available to any participant under the Plan is the lesser of $3 million or 300% of that participant’s annual base salary as in effect on the first day of the first fiscal year in the award period.

The Compensation Committee also determines the specific objectives applicable to an award, based on one or more of the following performance goals: (i) annual revenue; (ii) cash position; (iii) earnings per share; (iv) earnings per share prior to accounting for the payment of annual bonuses; (v) earnings before interest, taxes, depreciation and amortization; (vi) net profits (before-tax or after-tax); (vii) operating cash flow; (viii) return on assets; (ix) return on equity; (x) return on sales; and (xi) total shareholder return.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits the Company’s deduction for compensation paid under the Plan to certain executives that is in excess of $1 million, unless such compensation qualifies as “performance-based” compensation under Section 162(m). The Plan is designed to allow bonuses paid under the Plan to qualify as “performance-based” compensation in order to permit the Company to receive a deduction on such bonuses.

The Plan will continue in effect until January 25, 2011 (the fifth anniversary of the effective date of the amended and restated Plan), unless sooner terminated by the Company’s Board of Directors or unless it is re-approved by the Company’s shareholders on or before such time.

Item 2.02.	Results of Operations and Financial Condition

On May 24, 2005, the Company announced via press release the Company’s financial results for its first quarter ended May 1, 2005. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 8.01.	Other Events

On May 24, 2005, the Company announced via press release the authorization of its new stock repurchase program. A copy of the Company’s press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(c)	List of Exhibits:

10.1	Williams-Sonoma, Inc. 2001 Incentive Bonus Plan, as amended and restated.

99.1	Press Release dated May 24, 2005 entitled Williams-Sonoma, Inc. Reports First Quarter 2005 Results.

99.2	Press Release dated May 24, 2005 entitled Williams-Sonoma, Inc. Announces Additional Stock Repurchase Authorization of 2,000,000 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: May 24, 2005	By:	/s/ Sharon L. McCollam
Sharon L. McCollam
Executive Vice President,
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Williams-Sonoma, Inc. 2001 Incentive Bonus Plan, as amended and restated.

99.1	Press Release dated May 24, 2005 entitled Williams-Sonoma, Inc. Reports First Quarter 2005 Results.

99.2	Press Release dated May 24, 2005 entitled Williams-Sonoma, Inc. Announces Additional Stock Repurchase Authorization of 2,000,000 shares.

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